EXHIBIT 99.1

Edgewater Announces Second Quarter Financial Results

Generates $1.4 Million in Operating Cash Flow

WAKEFIELD, Mass., Aug. 5, 2009 (GLOBE NEWSWIRE) -- A technology management consulting firm specializing in providing specialty information technology ("IT") services, Edgewater Technology, Inc. (Nasdaq:EDGW) (www.edgewater.com) ("Edgewater" or the "Company"), today announced financial results for its second quarter ended June 30, 2009.

 Second Quarter Results
  Financial results and utilization for the quarter ended June 30, 2009:
    * Total revenue decreased 38.6%, to $12.0 million, compared to
      $19.6 million in the second quarter of 2008;
    * Service revenue decreased 39.3%, to $11.0 million, compared to $18.1 million in the second quarter of 2008;
    * Gross profit was $3.1 million, or 26.0% of total revenue, compared to $7.6 million, or 39.0% of total revenue in the second quarter of 2008;
    * Gross profit margin related to service revenue was 28.2%, compared to 41.9% in the second quarter of 2008;
    * Utilization was 62.5%, compared to 76.6% during the second quarter of 2008;
    * Net loss was $(1.3) million, or $(0.11) per diluted share, compared to a net loss of $(20.1) million, or $(1.52) per
      diluted share, in the second quarter of 2008, which reflects
      $24.7 million in non-cash impairment charges recorded
      against the carrying value of certain goodwill and
      intangible assets during the second quarter of 2008;
    * Adjusted EBITDA amounted to $(1.5) million, or $(0.13) per diluted share, compared to $1.3 million, or $0.10 per
      diluted share, during the second quarter of 2008; and
    * Cash flow provided by operating activities was $1.4 million, compared to cash flow provided by operating activities of
      $3.6 million during the second quarter of 2008.

 First Six Months of 2009
  Financial results and utilization for the six months ended June 30,
  2009:
    * Total revenue decreased 31.1%, to $26.9 million, compared to
      $39.1 million during the first six months of 2008;
    * Service revenue decreased 31.9%, to $24.6 million, compared to $36.1 million during the first six months of 2008;
    * Gross profit was $7.8 million, or 28.9% of total revenue, compared to $15.1 million, or 38.5% of total revenue during the first six months of 2008;
    * Gross profit margin related to service revenue was 31.1%, compared to 41.3% during the first six months of 2008;
    * Utilization was 65.2%, compared to 76.9% during the first six months of 2008;
    * Net loss amounted to $(1.7) million, or $(0.14) per diluted share, compared to a net loss of $(19.9) million, or $(1.51)
      per diluted share, during the first six months of 2008,
      which reflects $24.7 million in non-cash impairment charges recorded against the carrying value of certain goodwill and intangible assets during the second quarter of 2008;
    * Adjusted EBITDA amounted to $(1.6) million, or $(0.13) per diluted share, compared to $2.5 million, or $0.19 per
      diluted share, during the first six months of 2008; and
    * Cash flow used in operating activities was $(1.0) million, compared to cash flow used in operating activities of $(0.1)
      million during the first six months of 2008.

Adjusted EBITDA and Adjusted EBITDA per Diluted Share are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

Business Trends; Outlook

"As discussed during our first quarter 2009 earnings call in early May, the unstable economic environment proved to be very challenging for the Company during the second quarter. Our results reflect the impact of the obstacles we had proactively identified and addressed in the early part of the second quarter," commented Shirley Singleton, Edgewater's Chairman, President and Chief Executive Officer.

Ms. Singleton continued, "In our first quarter of 2009 financial results release, we highlighted the fact that the Company had enacted further cost savings measures, including a reduction of our billable consultant and corporate staff, targeted at maintaining operating costs in line with near-term revenue expectations. The cost saving measures will provide a full benefit to the Company in the third quarter of 2009, as all of the costs associated with the recent staff reductions were included in the current quarter financial results."

Ms. Singleton concluded, "As we enter the third quarter of 2009, we continue our efforts to build our sales pipeline. We are monitoring our business closely and plan to strategically position the Company and its resources for future growth as the economy starts to recover. To that end, we have not found it necessary to initiate further staff reductions as the rate of the service revenue decline appears to be slowing and our business development activity has recently accelerated. While we anticipate the continued hesitation by some customers, both existing and prospective, to commit funding for planned projects during third quarter of 2009, we currently anticipate that service revenue during the third quarter of 2009 will be flat, as compared to the second quarter of 2009."

Second Quarter Conference Call Details

Edgewater has scheduled a conference call on Wednesday, August 5, at 10:00 a.m. (ET) to discuss its second quarter 2009 financial results and other matters. To listen to the call, you can participate by webcast on Edgewater's investor relations website at http://ir.edgewater.com or you can dial 800-289-0528. Investors are advised to dial into the call at least ten minutes prior to the call to register.

A replay of the call can be accessed via Edgewater's investor relations website at http://ir.edgewater.com or by dialing 888-203-1112 (domestic) or 719-457-0820 (international) (pass code 7456156) from 1:00 p.m. ET Wednesday, August 5 through 11:59 p.m. ET Tuesday, August 18.

About Edgewater Technology, Inc.

Edgewater is an innovative technology management consulting firm. We provide a unique blend of specialty IT services by leveraging our proven industry expertise in strategy, technology and enterprise performance management. Headquartered in Wakefield, MA, we typically go to market both vertically by industry and horizontally by product and technology specialty and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

The Edgewater Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3783

Safe Harbor for Forward-Looking and Cautionary Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our 2009 outlook, future revenue, cost control efforts and customer spending outlook. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. In some cases, you can identify forward-looking statements by terminology such as "proactively", "steps", "continue", "invest", "promising", "growth", "will", "emerge", "healthier", "better", "secure", "new", "broaden", "reach", "increase", "goal", "focus", "managing", "enable", "weather", "capitalize", "improve", "outlook", "experiencing", "effects", "factors", "anticipate", "may," "should," "believe," "future," "forward," "objective," "growth," "expect," "intend," "plan," "expand," "build," "strategic," "expiration," "provide," "offer," "allow," "allowed," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "can," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Enterprise Performance Management ("EPM") solutions, custom development and system integration services and/or declines in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (5) adverse developments and volatility involving economic, geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies" in our SEC filings; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (9) failure to expand outsourcing services to generate additional revenue; (10) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; and/or (11) the failure of the marketplace to embrace specialty consulting services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2008 Annual Report on Form 10-K filed with the SEC on March 10, 2009. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results. Selected Financial Data:

 Selected Financial Data:

                      EDGEWATER TECHNOLOGY, INC.
                 Consolidated Statement of Operations
               (In thousands, except per share amounts)
                              (Unaudited)

                                  Three Months Ended   Six Months Ended
                                  ------------------  ------------------
                                  June 30,  June 30,   June 30, June 30,
                                    2009      2008       2009     2008
                                  --------  --------  --------  --------
 Revenue:
    Service revenue               $ 11,014  $ 18,134  $ 24,569  $ 36,095
    Software                            94       247       463       702
    Reimbursable expenses              929     1,232     1,885     2,277
                                  --------  --------  --------  --------
        Total revenue               12,037    19,613    26,917    39,074

 Cost of revenue:
    Project and
     personnel costs *               7,908    10,533    16,933    21,184
    Software costs                      66       203       317       562
    Reimbursable expenses              929     1,232     1,885     2,277
                                  --------  --------  --------  --------
        Total cost of revenue        8,903    11,968    19,135    24,023
                                  --------  --------  --------  --------
        Gross profit                 3,134     7,645     7,782    15,051

    Selling, general and
     administrative *                4,655     6,311     9,397    12,504
    Depreciation and
     amortization                      694     1,036     1,402     2,081
    Impairment of
     goodwill and
     intangible assets                  --    24,740        --    24,740
                                  --------  --------  --------  --------
        Operating loss              (2,215)  (24,442)   (3,017)  (24,274)

 Interest income and
  other, net                            45       106       113       316
                                  --------  --------  --------  --------
 Loss before income taxes           (2,170)  (24,336)   (2,904)  (23,958)

 Income tax benefit                   (892)   (4,246)   (1,172)   (4,071)
                                  --------  --------  --------  --------
        Net loss                  $ (1,278) $(20,090) $ (1,732) $(19,887)
                                  ========  ========  ========  ========

 BASIC LOSS PER SHARE:
    Basic loss per share          $  (0.11) $  (1.52) $  (0.14) $  (1.51)
                                  ========  ========  ========  ========
    Weighted Average Shares
        Outstanding - Basic         12,087    13,199    12,071    13,140
                                  ========  ========  ========  ========

 DILUTED LOSS PER SHARE:
    Diluted loss per share        $  (0.11) $  (1.52) $  (0.14) $  (1.51)
                                  ========  ========  ========  ========
    Weighted Average Shares
        Outstanding - Diluted       12,087    13,199    12,071    13,140
                                  ========  ========  ========  ========
      * - Amount of stock-based
           compensation expense
           included in each of
           the respective expense
           categories reported
           above:
       Cost of revenue - Project
        and personnel costs       $     93  $    129  $    147  $    239
       Selling, general and
        administrative expenses        246       310       537       674
                                  --------  --------  --------  --------
          Total                   $    339  $    439  $    684  $    913
                                  ========  ========  ========  ========

                      EDGEWATER TECHNOLOGY, INC.
                 Condensed Consolidated Balance Sheets
                            (In thousands)

                                                    June 30,   Dec. 31,
                                                      2009       2008
                                                  ----------  ----------
                                                  (Unaudited)  (Audited)
 Assets
 ------
 Cash and marketable securities                   $   23,223  $   24,566
 Accounts receivable, net                              9,836      11,683
 Deferred taxes, current                                 942         942
 Prepaid expenses and other assets, current            1,539         782
                                                  ----------  ----------
    Total current assets                              35,540      37,973
 Fixed assets, net                                     3,565       4,013
 Deferred taxes, net                                  22,711      21,451
 Intangible assets, net                                2,659       3,592
 Other assets                                             96          41
                                                  ----------  ----------
    Total Assets                                  $   64,571  $   67,070
                                                  ==========  ==========

 Liabilities and Stockholders' Equity
 ------------------------------------
 Accounts payable and accrued liabilities         $    3,149  $    3,692
 Accrued payroll and related liabilities               3,150       3,893
 Deferred revenue and other liabilities                  907         892
 Capital lease obligations, current                      221         215
                                                  ----------  ----------
    Total current liabilities                          7,427       8,692
 Capital lease obligations                               308         420
                                                  ----------  ----------
    Total liabilities                                  7,735       9,112
 Stockholders' Equity                                 56,836      57,958
                                                  ----------  ----------
    Total Liabilities and Stockholders' Equity    $   64,571  $   67,070
                                                  ==========  ==========

 Shares Outstanding                                   12,152      12,162
                                                  ==========  ==========

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted in the footnote below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA and Adjusted EBITDA per Diluted Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our existing business, providing specialty IT services. For instance, the exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results. Likewise, our write-off of goodwill and intangible assets during the second and fourth quarters of 2008 was significant and such former balance sheet amounts will not have an impact on future results; consequently, our Adjusted EBITDA calculation excludes the effects of such write-offs to facilitate an understanding of period-to-period changes in our core operating results. We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

                      EDGEWATER TECHNOLOGY, INC.
      Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBTIDA
               (In thousands, except per share amounts)
                              (Unaudited)

                                    For the             For the
                                  Three Months         Six Months
                                  Ended June 30,      Ended June 30,
                               ------------------   ------------------
                                 2009      2008       2009      2008
                               --------  --------   --------  --------

 Reconciliation of GAAP Net loss, Adjusted EBITDA and Adjusted EBITDA per Diluted Share (Non-GAAP):
 Reported GAAP net loss        $ (1,278) $(20,090)  $ (1,732) $(19,887)
 Add: Income tax benefit           (892)   (4,246)    (1,172)   (4,071)
 Add: Depreciation and
  amortization                      694     1,036      1,402     2,081
 Add: Goodwill and
  intangible asset
  impairment charges                 --    24,740         --    24,740
 Less: Interest income
  and other, net                    (45)     (106)      (113)     (316)
                               --------  --------   --------  --------
 Adjusted EBITDA(1)            $ (1,521) $  1,334   $ (1,615) $  2,547
                               --------  --------   --------  --------
 Adjusted EBITDA per
  diluted share(1)             $  (0.13) $   0.10   $  (0.13) $   0.19
                               ========  ========   ========  ========

 1- Adjusted EBITDA and Adjusted EBITDA per Diluted Share are
    Non-GAAP performance measures and are not intended to be
    performance measures that should be regarded as an
    alternative to, or more meaningful than, either GAAP
    Operating Income (Loss), GAAP Net Income (Loss) and Diluted
    Earnings (Loss) per Share. Adjusted EBITDA and Adjusted
    EBITDA per Diluted Share measures presented may not be
    comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as net income (loss)
    less interest income and other, net, plus taxes,
    depreciation and amortization and goodwill and intangible
    impairment charges. Adjusted EBITDA per Diluted Share is
    defined as Adjusted EBITDA divided by the diluted common
    shares outstanding used in Diluted Earnings (Loss) per Share calculations.

CONTACT:  Edgewater Technology
          Kevin Rhodes, Chief Financial Officer
          Timothy R. Oakes, Chief Accounting Officer/Investor Relations
          (781) 246-3343
          ir@edgewater.com